COMMON SHARE PURCHASE AGREEMENT

This Common Share Purchase Agreement (this "Agreement") is entered into effective as November 28, 2025 (the "Execution Date"), by and between Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (the "Company"), and White Lion Capital, LLC, a Nevada limited liability company (the "Investor").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall purchase, from time to time, as provided herein, and the Company shall issue and sell up to Twenty Five Million Dollars ($25,000,000) of the Company's Common Shares (as defined below), with the ability to increase to Fifty Million Dollars ($50,000,000) at the Company's discretion upon a written notice to Investor;

WHEREAS, such sales of Common Shares by the Company to the Investor will be made in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act ("Section 4(a)(2)") and/or Rule 506(b) of Regulation D ("Regulation D") promulgated thereunder, and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances and sales of Common Shares by the Company to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into the Registration Rights Agreement (as defined below), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor's execution and delivery of this Agreement, the Company shall issue to the Investor the Commitment Shares (as defined herein), pursuant to and in accordance with Section 6.4;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS.  As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Agreement" shall have the meaning specified in the preamble hereof.

"Average Daily Trading Volume" shall mean the median daily trading volume of the Company's Common Shares over the most recent five (5) Business Days immediately preceding the date of delivery of a Purchase Notice.

"Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

"Beneficial Ownership Limitation" shall have the meaning specified in Section 7.2(g).

"Business Day" shall mean any full day in which the Principal Market are opened.

"Claim Notice" shall have the meaning specified in Section 9.3(a).

"Clearing Costs" shall mean the Investor's broker and Transfer Agent costs with respect to each deposit of Securities.

"Closing" shall mean the closing of a purchase and sale of Common Shares as described in Section 2.1.

"Commitment Amount" shall mean twenty five million dollars ($25,000,000), with the ability to go up to fifty million dollars ($50,000,000) at the Company's discretion upon a written notice to Investor;

"Commitment Period" shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased an aggregate number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) twenty four (24) months following the Execution Date

"Commitment Shares" shall have the meaning specified in Section 6.4.

"Common Shares" shall mean the Company's common shares, no par value, and any shares of any other class of common shares, whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

"Common Share Equivalents" means any securities of the Company entitling the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, right, option, warrant, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

"Company" shall have the meaning specified in the preamble to this Agreement.

"Current Report" has the meaning set forth in Section 6.2.

"Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

"Damages" shall mean any loss, claim, damage, liability, cost, and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

"Designated Brokerage Account" shall mean the brokerage account provided by the Investor for the delivery of the applicable Securities.

"Disclosure Schedules" means the Disclosure Schedules of the Company delivered concurrently herewith.

"Document Preparation Fee" shall have the meaning set forth in Section 10.18.

"DTC/FAST Program" shall mean the DTC's Fast Automated Securities Transfer Program.

"DTC" shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

"DWAC Eligible" shall mean that (a) the Common Shares are eligible at DTC for full services pursuant to DTC's Operational Arrangements, including, without limitation, transfer through DTC's DWAC system, (b) the Company has been approved (without revocation) by the DTC's underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Securities are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Securities, as applicable, via DWAC.

"DWAC Shares" means Common Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale, and (iii) timely credited by the Company to the Investor's or its designee's specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

"DWAC" shall mean Deposit Withdrawal at Custodian as defined by the DTC.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exchange Cap" shall have the meaning set forth in Section 7.1(c).

"Execution Date" shall have the meaning set forth in the first paragraph of this Agreement.

"Indemnified Party" shall have the meaning specified in Section 9.1.

"Indemnifying Party" shall have the meaning specified in Section 9.1.

"Indemnity Notice" shall have the meaning specified in Section 9.3(b).

"Investment Amount" shall mean the gross price of the Purchase Notice Shares, less Clearing Costs.

"Investor" shall have the meaning specified in the preamble to this Agreement.

"Irrevocable Transfer Agent Instructions" shall mean a signed form of irrevocable transfer agent instructions, substantially in the form of Exhibit D attached hereto, instructing the Transfer Agent to immediately deliver any Purchase Notice Shares to the Investor upon the Transfer Agent's receipt of the copy of a Purchase Notice from the Company, without further instruction from the Company.

"Lien" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

"Material Adverse Effect" shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Investor; (vi) any changes in applicable laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vii) any natural or man-made disaster or acts of God; (viii) any epidemics, pandemics, disease outbreaks, or other public health emergencies.

"Minimum Price" shall have the meaning specified in Section 7.1(c).

"OTC Blackout" shall mean any calendar day that the Common Shares are not listed on a national securities exchange that is registered with the SEC under Section 6 of the Exchange Act (such as NASDAQ and NYSE), and the Principal Market is any of the principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink).

"PEA Period" shall mean the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement or any new registration statement, or any annual and quarterly report, and ending at 9:30 a.m., New York City time, on the Business Day immediately following (i) the effective date of such post-effective amendment of the Registration Statement or such new registration statement, or (ii) the date of filing of such annual and quarterly report, as applicable.

"Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Principal Market" shall mean any of the national exchanges (i.e. NYSE, AMEX, Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Shares.

"Purchase Notice Limit" shall mean, for any Purchase Notice, the maximum amount of Purchase Notice Shares the Company may require the Investor to purchase per each Purchase Notice shall be 40% of the Average Daily Trading Volume immediately preceding receipt of the applicable Purchase Notice.  Notwithstanding the forgoing, the Investor may waive the Purchase Notice Limit at any time to allow the Investor to purchase additional shares.

"Purchase Notice Shares" shall mean all Common Shares that the Company shall be entitled to issue as set forth in all applicable Purchase Notices in accordance with the terms and conditions of this Agreement.

"Purchase Notice" shall mean a written notice from Company, substantially in the form of Exhibit A attached hereto (a "Rapid Purchase Notice Form") or Exhibit B attached hereto (a "Regular Purchase Notice Form"), to the Investor and the Transfer Agent setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

"Purchase" shall mean a purchase of Purchase Notice Shares in accordance with the terms and conditions of this Agreement.

"Rapid Closing Date" shall have the meaning specified in Section 2.2(b).

"Rapid Purchase Investment Amount" shall mean the applicable Purchase Notice Shares referenced in the Rapid Purchase Notice multiplied by the applicable Rapid Purchase Price.

"Rapid Purchase Notice Date" shall have the meaning specified in Section 2.2(a).

"Rapid Purchase Notice" shall mean the closing of a purchase and sale of Common Shares pursuant to a Rapid Purchase Notice as described in Section 2.2.

"Rapid Purchase Price Option 1" shall mean the lowest traded price of the Common Shares on Rapid Purchase Notice Date

"Rapid Purchase Price Option 2" shall mean ninety nine percent (97%) multiplied by the lowest traded price of the Common Shares two hours following the written confirmation of the acceptance of the Rapid Purchase Notice by Investor.

"Registration Rights Agreement" means the Registration Rights Agreement entered into by and among the Company and the Investor, in the form attached hereto as Exhibit C.

"Registration Statement" shall have the meaning specified in Section 6.3.

"Regular Purchase Closing Date" shall have the meaning specified in Section 2.2(d).

"Regular Purchase Investment Amount" shall mean the applicable Purchase Notice Shares referenced in the Regular Purchase Notice multiplied by the Regular Purchase Price.

"Regular Purchase Notice Date" shall have the meaning specified in Section 2.2(c).

"Regular Purchase Notice" shall mean the closing of a purchase and sale of Common Shares pursuant to a Regular Purchase Notice, as described in Section 2.2.

"Regular Purchase Price" shall mean ninety-seven percent (97%) multiplied by the lowest daily VWAP of the Common Shares during the Regular Purchase Valuation Period.

"Regular Purchase Valuation Period" shall mean the two (2) consecutive Business Days commencing on and including the Regular Purchase Notice Date.  For the avoidance of doubt, the Regular Purchase Notice Date shall be the first Business Day in the Regular Purchase Valuation Period.

"Regulation D" shall mean Regulation D promulgated under the Securities Act.

"Rule 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

"SEC Documents" shall have the meaning specified in Section 4.5.

"SEC" shall mean the United States Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Securities" mean (i) the Purchase Notice Shares issued to the Investor by the Company pursuant to this Agreement and (ii) the Commitment Shares.

"Significant Subsidiary" means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

"Termination" shall mean any termination outlined in Section 10.5.

"Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, and all schedules and exhibits hereto and thereto.

"Transfer Agent" shall mean the transfer agent of the Company as of the Execution Date and any successor transfer agent of the Company.

"VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by E*TRADE Securities LLC graph study function or Bloomberg through its "VWAP" function (set to 09:30:01 start time and 15:59:59 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor.  If the Company and the Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10.16.  All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization, or other similar transaction during such period.

ARTICLE II
PURCHASE AND SALE OF COMMON SHARES

Section 2.1 PURCHASE NOTICES.  Subject to the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, to require the Investor, by its delivery to the Investor of a Purchase Notice, from time to time, with a copy to the Transfer Agent, to purchase Purchase Notice Shares, provided that the amount of Purchase Notice Shares shall not exceed the applicable Purchase Notice Limit or the Beneficial Ownership Limitation set forth in Section 7.2(g), (each such purchase, a "Closing"). The Company may not deliver a subsequent Purchase Notice until the Closing of an active Purchase Notice, except if waived by the Investor in writing.  Furthermore, the Company shall not deliver any Purchase Notices to the Investor during the PEA Period.

Section 2.2 MECHANICS.

(a) RAPID PURCHASE NOTICE.  At any time and from time to time during the Commitment Period, except during an OTC Blackout or a PEA Period, and except as otherwise provided in this Agreement, the Company may deliver a Rapid Purchase Notice to Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein.  The Company shall provide the Transfer Agent with a copy of such Rapid Purchase Notice concurrently with its delivery to the Investor.  The Company shall deliver the Purchase Notice Shares as DWAC Shares to the Designated Brokerage Account within the standard settlement period of the Principal Market alongside the delivery of the Rapid Purchase Notice. A Rapid Purchase Notice shall be deemed delivered on the Business Day (i) a Rapid Purchase Notice Form is received and accepted by email by the Investor and (ii) the DWAC of the applicable Purchase Notice Shares has been initiated and completed as confirmed by the Investor's Designated Brokerage Account by 6:00 a.m. Pacific time (the "Rapid Purchase Notice Date").  If the applicable Rapid Purchase Notice Form is received after 6:00 a.m. Pacific time or the DWAC of the applicable Purchase Notice Shares has not been completed as confirmed by the Investor's Designated Brokerage Account by 6:00 a.m. Pacific time, then the next Business Day shall be the Rapid Purchase Notice Date, unless waived by the Investor in writing.  Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2(a) of this Agreement and the transactions contemplated herein.

(b) RAPID PURCHASE CLOSING.  The Closing of a Rapid Purchase Notice shall occur no later than one (1) Business Days following the Rapid Purchase Notice Date (the "Rapid Closing Date"), whereby the Investor shall deliver to the Company by 3:00 p.m. Pacific time on the Rapid Closing Date the Rapid Purchase Investment Amount in lawful money of the United States of America by wire transfer of immediately available funds to an account designated by the Company, provided that the Investor has received the applicable Purchase Notice Shares as DWAC Shares.  The Company shall not issue any fraction of a Common Share pursuant to any Rapid Purchase Notice.  If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole Common Share.

(c) REGULAR PURCHASE NOTICE.  At any time and from time to time during the Commitment Period, except during an OTC Blackout or a PEA Period and except as otherwise provided in this Agreement, the Company may deliver a Regular Purchase Notice to Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. The Company shall provide the Transfer Agent with a copy of such Regular Purchase Notice concurrently with its delivery to the Investor. The Company shall deliver the Purchase Notice Shares as DWAC Shares to the Designated Brokerage Account alongside the delivery of the Regular Purchase Notice.  A Regular Purchase Notice shall be deemed delivered on the Business Day (i) a Regular Purchase Notice Form is received and confirmed by 6:00 a.m. Pacific time by email by the Investor and (ii) the DWAC of the applicable Purchase Notice Shares has been initiated and completed as confirmed by the Investor's Designated Brokerage Account by 6:00 a.m. Pacific time (the "Regular Purchase Notice Date").  If the applicable Regular Purchase Notice Form is received after 6:00 a.m. Pacific time or the DWAC of the applicable Purchase Notice Shares has not been completed as confirmed by the Investor's Designated Brokerage Account by 6:00 a.m. Pacific time, then the next Business Day shall be the Regular Purchase Notice Date, unless waived by the Investor in writing. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2(c) of this Agreement and the transactions contemplated herein.

(d) REGULAR PURCHASE NOTICE CLOSING.  The Closing of a Regular Purchase Notice shall occur within no later than one (1) Business Days following the Regular Purchase Valuation Period (the "Regular Purchase Closing Date"); whereby the Investor shall deliver by 3:00 p.m. Pacific time to the Company the Regular Purchase Investment Amount in lawful money of the United States of America by wire transfer of immediately available funds to an account designated by the Company, provided that the Investor has received the applicable Purchase Notice Shares as DWAC Shares.  The Company shall not issue any fraction of a Common Share pursuant to any Regular Purchase Notice.  If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole Common Share.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1 INTENT.  The Investor is entering into this Agreement and purchasing the Securities for its own account, and not as nominee or agent, for investment purposes and not with a view towards, or for a sale in connection with, a "distribution" (as such term is defined in the Securities Act),  and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 NO LEGAL ADVICE FROM THE COMPANY.  The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors.  The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax, or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3 ACCREDITED INVESTOR.  The Investor is an "accredited investor" (as defined in Rule 501(a)(3) of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. The Investor represents that it is able to bear any loss associated with an investment in the Company.

Section 3.4 AUTHORITY.  The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required.  The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.5 NOT AN AFFILIATE.  The Investor is not an officer, director, or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6 ORGANIZATION AND STANDING; COMPLIANCE WITH LAWS.  The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the State of Nevada with full right and limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents. The Investor will comply with all U.S. federal securities laws applicable to its purchase and resale of Common Shares.

Section 3.7 ABSENCE OF CONFLICTS.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8 DISCLOSURE; ACCESS TO INFORMATION.  The Investor had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.

Section 3.9 MANNER OF SALE.  At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general solicitation or advertising.

Section 3.10 PRIOR COMMUNICATION. The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Common Shares. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents and the Disclosure Schedules, which SEC Documents and Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company represents and warrants the following to the Investor, as of the Execution Date:

Section 4.1 ORGANIZATION OF THE COMPANY.  The Company is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws, or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has Significant Subsidiaries as disclosed in the SEC Documents and Schedule 4.1.

Section 4.2 AUTHORITY.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents.  The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required.  The Transaction Documents have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3 CAPITALIZATION.  As of the Execution Date, the Company is authorized to issue an unlimited number of Common Shares, of which there are 746,810 Common Shares outstanding as of the Execution Date.  Except as set forth in the SEC Documents, the Company has not issued any capital stock, other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of Common Shares to employees pursuant to the Company's employee share purchase plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the Execution Date.  Except as set forth in the SEC Documents, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in the SEC Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Common Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Shares or Common Share Equivalents.  Except as set forth in the SEC Documents, the issuance and sale of the Securities will not obligate the Company to issue Common Shares or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

Section 4.4 LISTING AND MAINTENANCE REQUIREMENTS.  The Common Shares are registered pursuant to Section 12(b) of the Exchange Act. Except as set forth in the SEC Documents, the Company has not, in the twelve (12) months preceding the Execution Date, received notice from the Principal Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market.

Section 4.5 SEC DOCUMENTS; DISCLOSURE.  Except as set forth on Schedule 4.5, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments).  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

Section 4.6 VALID ISSUANCES.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

Section 4.7 NO CONFLICTS.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchase Notice Shares, do not and will not:  (a) result in a violation of the Company's certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing.  The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect.  The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than (i) any SEC or state securities filings that may be required to be made by the Company in connection with the issuance of Purchase Notice Shares or subsequent to any Closing or any registration statement that may be filed pursuant hereto, or (ii) the filing of a Listing of Additional Shares Notification Form with the Principal Market, which, in each case, have been made or will be made in a timely manner); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.8 NO MATERIAL ADVERSE EFFECT.  No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in subsequent SEC Documents.

Section 4.9 LITIGATION AND OTHER PROCEEDINGS.  Except as disclosed in the SEC Documents and the Schedule 4.9, there are no material actions, suits, investigations, inquiries  (including, without limitation, SEC inquiries, FINRA inquiries, or inquiries of the Principal Market) or similar proceedings (however any governmental agency may name them) pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect.  No judgment, order, writ, injunction, or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

Section 4.10 REGISTRATION RIGHTS.  Except as set forth in the SEC Documents, no Person (other than the Investor) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

Section 4.11 ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SECURITIES.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, or (ii) an "affiliate" (as defined in Rule 144) of the Company.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Purchase Notice Shares.  The Company further acknowledges that the Investor is not acting as a dealer of the Company's Common Shares (or any other securities of the Company).  The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 4.12 NO GENERAL SOLICITATION.  Neither the  Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or  general advertising (within the meaning of Regulation D under the Securities act) in connection  with the offer or sale of the Securities.

Section 4.13 NO INTEGRATED OFFERING.  Except as set forth on the Disclosure Schedule, none of the Company, its affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding shareholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith.

Section 4.14 PLACEMENT AGENT; OTHER COVERED PERSONS.  Except as disclosed in Schedule 4.14, the Company is not aware of any other Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor in connection with the sale of any Regulation D Securities.

ARTICLE V
COVENANTS OF INVESTOR

Section 5.1 SHORT SALES AND CONFIDENTIALITY.  Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period from the Execution Date to the end of the Commitment Period.  For the purposes hereof, and in accordance with Regulation SHO, the sale of Common Shares purchased under the applicable Purchase Notice after delivery of the Purchase Notice shall not be deemed a Short Sale.  The parties acknowledge and agree that during the Rapid Purchase Notice Date and Regular Purchase Valuation Period, the Investor may contract for, or otherwise effect, the resale of the subject purchased Purchase Notice Shares to third parties.  The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.  "Short Sales" shall mean "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

Section 5.2 COMPLIANCE WITH LAW; TRADING IN SECURITIES.  The Investor's trading activities with respect to Common Shares will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market.

ARTICLE VI
COVENANTS OF THE COMPANY

Section 6.1 LISTING OF COMMON SHARES.  The Company shall use commercially reasonable efforts to maintain, so long as any Common Shares shall be so listed, the listing, if required, of all such Common Shares on the Principal Market from time to-time issuable hereunder.  The Company shall use its commercially reasonable efforts to continue the listing or quotation and trading of the Common Shares on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

Section 6.2 FILING OF CURRENT REPORT.  The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution of the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the "Current Report").  The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments.  The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

Section 6.3 FILING OF REGISTRATION STATEMENT.  The Company shall file with the SEC, within twenty (20) Business Days after the Execution Date, a new Registration Statement on Form S-1 (the "Registration Statement") in compliance with the terms of the Registration Rights Agreement, covering only the resale by the Investor of the number of Securities determined as appropriate by the Company.  The Registration Statement shall relate to the transactions contemplated by, and describing the material terms and conditions of, this Agreement and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the prospectus supplement as of the date of the Registration Statement, including, without limitation, information required to be disclosed in the section captioned "Plan of Distribution" in the Registration Statement.  The Company shall permit the Investor to review and comment upon the Registration Statement within a reasonable time prior to their filing with the SEC, the Company shall give reasonable consideration to all such comments, and the Company shall not file the Current Report or the Registration Statement with the SEC in a form to which the Investor reasonably objects.  The Investor shall furnish to the Company such information regarding itself, the Company's securities beneficially owned by the Investor and the intended method of distribution thereof, including any arrangement between the Investor and any other person or relating to the sale or distribution of the Company's securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement with the SEC.  The Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any pre-existing registration statement filed or any new registration statement or prospectus which is a part of the foregoing.  The Company shall promptly give the Investor notice of any event (including the passage of time) which makes the final prospectus not to be in compliance with Section 5(b) or 10 of the Securities Act and shall use its commercially reasonable efforts thereafter to file with the SEC any Post-Effective Amendment to the Registration Statement, amended prospectus or prospectus supplement in order to comply with Section 5(b) or 10 of the Securities Act.

Section 6.4 COMMITMENT SHARES.  In consideration for the Investor's execution and delivery of, and agreement to perform under this Agreement, the Company shall, upon the Registration Statement going effective, cause the Transfer Agent to issue an amount of Common Shares (such amount, the "Commitment Shares") equal to $125,000 divided by the lowest trade price of the Common Shares on the earlier of (i) the date the Registration Statement becomes effective or (ii) the date that is 180 days following signing of this Agreement. For the avoidance of doubt, the Company shall owe to Investor no more than $125,000 in Commitment Shares regardless of whether the S1 goes effective within 180 days or not. In no scenario shall the Company pay an additional cost above $125,000 aside from an increase in the Commitment Amount as described below.  If the Company sends a written notice to increase the Commitment Amount to $50,000,000, the Company shall send an additional tranche of Commitment Shares equal to $125,000 divided by the lowest traded price on the Business Day prior to the notice. For the avoidance of doubt, all the Commitment Shares shall be fully earned as of the Execution Date, and the issuance of the Commitment Shares is not contingent upon any other event or condition, including, without limitation, the Company's submission of a Purchase Notice to the Investor or the filing or effectiveness of any Registration Statement, and irrespective of any termination of this Agreement. The Company shall timely deliver all Commitment Shares owed and include them in the Registration Statement.

Section 6.5 NON-PUBLIC INFORMATION.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 6.2 and otherwise provided herein, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential.  The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  To the extent that the Company delivers any material, non-public information to the Investor without such prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees, or affiliates, not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law.  The Company represents that as of the Execution Date, except with respect to the material terms and conditions of the transaction contemplated by the Transaction Documents, neither it nor any other Person acting on its behalf has previously provided the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information.  After the Execution Date, to the extent that any notice or communication made by the Company, or information provided by the Company, to the Investor constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice or other material information with the SEC pursuant to a Current Report on Form 8-K.  The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 6.6  OTHER EQUITY LINE TRANSACTIONS.  From the Execution Date until the end of the Commitment Period, without the Investor's prior written consent, the Company shall be prohibited from entering into any "equity line" or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Common Shares at the time of such purchase; provided, however, that this Section 6.6 shall not be deemed to prohibit the issuance of Common Shares pursuant to an "at-the-market offering" by the Company through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer or the conversion or exercise of derivative securities where the conversion or exercise price varies based on the market price of the Common  Shares. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE VII
CONDITIONS TO DELIVERY OF
PURCHASE NOTICE AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO ISSUE AND SELL PURCHASE NOTICE SHARES.  The right of the Company to issue and sell the Purchase Notice Shares to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a) ACCURACY OF INVESTOR'S REPRESENTATIONS AND WARRANTIES.  The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.

(b) PERFORMANCE BY INVESTOR.  Investor shall have performed, satisfied, and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

(c) PRINCIPAL MARKET REGULATION.  Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, the Company shall not issue more than 149,287 shares of Common Stock (the "Exchange Cap") under this Agreement, which equals 19.99% of the Company's outstanding shares of Common Stock as of the Execution Date, unless stockholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is equal to or greater than $7.54, subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction (the "Minimum Price"). Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market. The Exchange Cap shall be reduced, on a share- for-share basis, by the number of shares of Common Stock issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market.

Section 7.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE THE PURCHASE NOTICE SHARES.  The obligation of the Investor hereunder to purchase the Purchase Notice Shares is subject to the satisfaction of each of the following conditions:

(a) EFFECTIVE REGISTRATION STATEMENT.  The Registration Statement, and any amendment or supplement thereto, shall have been declared effective and shall remain effective for the resale of the Securities, the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist.  The Investor shall not have received any notice from the Company that the prospectus and/or any prospectus supplement or amendment thereto fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act.

(b) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES.  The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c) PERFORMANCE BY THE COMPANY.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company.

(d) NO INJUNCTION.  No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) ADVERSE CHANGES.  Since the date of filing of the Company's most recent annual report filed pursuant to the Exchange Act, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(f) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON SHARES.  The trading of the Common Shares shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the Common Shares shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the Principal Market.  In the event of a suspension, delisting, or halting for any reason, of the trading of the Common Shares during an active Purchase Notice, as contemplated by this Section 7.2(f), the Investor shall purchase the Purchase Notice Shares in the respective Purchase Notice at a value equal to $0.01 per Common Share.

(g) BENEFICIAL OWNERSHIP LIMITATION.  The number of Purchase Notice Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other Common Shares then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act.  For purposes of this Section 7.2(g), in the event that the amount of Common Shares outstanding is greater or lesser on a date of a Closing  (a "Closing Date") than on the date upon which the Purchase Notice associated with such Closing Date is given, the amount of Common Shares outstanding on such issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Shares made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following a purchase on any such Closing Date.  In the event the Investor claims that compliance with a Purchase Notice would result in the Investor owning more than the Beneficial Ownership Limitation, upon request of the Company the Investor will provide the Company with evidence of the Investor's then existing shares beneficially or deemed beneficially owned.  The "Beneficial Ownership Limitation" shall be 4.99% of the number of Common Shares outstanding immediately prior to the issuance of Common Shares issuable pursuant to a Purchase Notice, provided that, the Investor may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one (61) days prior written notice to the Company.  To the extent that the Beneficial Ownership Limitation is exceeded, the number of Common Shares issuable to the Investor shall be reduced so it does not exceed the Beneficial Ownership Limitation.

(h) STOCK PROMOTION.  The Company shall be free from any "stock promotion" flag.

(i) NO KNOWLEDGE.  The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or any prospectus or prospectus supplement failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Purchase Notice is deemed delivered).

(j) NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT.  The issuance of the Purchase Notice Shares shall not violate the shareholder approval requirements of the Principal Market.

(k) DWAC ELIGIBLE.  The Common Shares must be DWAC Eligible and not subject to a "DTC chill".

(l) SEC DOCUMENTS.  All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act after the Execution Date (the "Future SEC Documents") shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

(m) EXCHANGE CAP.  The Exchange Cap has not been reached (to the extent the Exchange Cap is applicable pursuant to Section 7.1(c) hereof).

(n) IRREVOCABLE TRANSFER AGENT INSTRUCTIONS.  The Irrevocable Transfer Agent Instructions shall have been delivered by the Company to, and acknowledged in writing (email being sufficient) by, the Transfer Agent (or any successor transfer agent).

ARTICLE VIII
LEGENDS

Section 8.1 NO RESTRICTIVE SHARE LEGEND.  No restrictive share legend shall be placed on the share certificates representing the Purchase Notice Shares.

Section 8.2 INVESTOR'S COMPLIANCE.  Nothing in this Article VIII shall affect in any way the Investor's obligations hereunder to comply with all applicable securities laws upon the sale of the Common Shares.

ARTICLE IX
INDEMNIFICATION

Section 9.1 INDEMNIFICATION.  Each party (an "Indemnifying Party") agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an "Indemnified Party") from and against any Damages, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of this Agreement or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or prospectus or prospectus supplement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party's failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party's, recklessness or willful misconduct in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof, prospectus, prospectus supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 9.2 INDEMNIFICATION PROCEDURE.

(a) A party that seeks indemnification under must promptly give the other party notice of any legal action; however, a delay in notice does not relieve an Indemnifying Party of any liability to any Indemnified Party, except to the extent the Indemnifying Party shows that the delay prejudiced the defense of the action.

(b) The Indemnifying Party may participate in the defense at any time or it may assume the defense by giving notice to the Indemnified Parties.  After assuming the defense, the Indemnifying Party:

(i) must select counsel (including local counsel if appropriate) that is reasonably satisfactory to the Indemnified Parties;

(ii) is not liable to the other party for any later attorney's fees or for any other later expenses that the Indemnified Parties incur, except for reasonable investigation costs;

(iii) must not compromise or settle the action without the Indemnified Parties consent (which may not be unreasonably withheld); and

(iv) is not liable for any compromise or settlement made without its consent.

(c) If the Indemnifying Party fails to assume the defense within 10 days after receiving notice of the action, the Indemnifying Party shall be bound by any determination made in the action or by any compromise or settlement made by the Indemnified Parties, and also remains liable to pay the Indemnified Parties' legal fees and expenses.

Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS.  All claims for indemnification by any Indemnified Party under Section 9.2 shall be asserted and resolved as follows:

(a) If any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party.  If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party.  The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages, that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2, or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation).  The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest.  The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation.  Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

(i) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld).  The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting.  Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.  The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(ii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand.  If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b) If any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party.  The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand.  If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c) The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Third Party Claim.

(d) The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities to which the Indemnifying Party may be subject.

ARTICLE X
MISCELLANEOUS

Section 10.1 GOVERNING LAW; JURISDICTION.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

Section 10.2 JURY TRIAL WAIVER.  The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3 ASSIGNMENT.  The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors.  Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person.

Section 10.4 NO THIRD-PARTY BENEFICIARIES.  This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as contemplated by Article IX.

Section 10.5 TERMINATION.  The Company may terminate this Agreement at any time in the event of a material breach of the Agreement by the Investor, which shall be effected by written notice being sent by the Company to the Investor.  In addition, this Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors; provided, however, that the provisions of Articles III, IV, V, VI, IX and the agreements and covenants of the Company and the Investor set forth in this Article X shall survive the termination of this Agreement.

Section 10.6 ENTIRE AGREEMENT.  The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits.

Section 10.7 FEES AND EXPENSES.  Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 10.8 COUNTERPARTS.  The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than all of the parties, all of which together will constitute one instrument, will be deemed to be an original, and will be enforceable against the parties.  The Transaction Documents may be delivered to the other party hereto by email of a copy of the Transaction Documents bearing the signature of the party so delivering the Transaction Documents. The parties agree that this Agreement shall be considered signed when the signature of a party is delivered by .PDF, DocuSign or other generally accepted electronic signature.  Such .PDF, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature.  The signatories to this Agreement each represent and warrant that they are duly authorized by the parties with the power and authority to bind the parties to the terms and conditions thereof.

Section 10.9 SEVERABILITY.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10 FURTHER ASSURANCES.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.11 NO STRICT CONSTRUCTION.  The Parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement and to submit the same to legal counsel for review and comment. The parties agree with each and every provision contained in this Agreement and agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

Section 10.12 EQUITABLE RELIEF.  The Company recognizes that if it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.  In addition to being entitled to exercise all rights provided herein or granted by law, both parties will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 10.13 TITLE AND SUBTITLES.  The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.14 AMENDMENTS; WAIVERS.  No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the initial filing of the prospectus to the Registration Statement with the SEC.  Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto, and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.  No failure or delay in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

Section 10.15 PUBLICITY.  The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law.  The Investor acknowledges that the Transaction Documents may be deemed to be "material contracts," as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act.  The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 10.16 DISPUTE RESOLUTION.

(a) GOVERNANCE OF ALL DISPUTES. The parties recognize that disagreements as to certain matters may from time to time arise out of these Transaction Documents.  The parties agree that any disagreements that arise from these Transaction Documents are to be governed in accordance with this Section 10.16.

(b) SUBMISSION TO DISPUTE RESOLUTION.

(i) In the case of a dispute relating to the Average Daily Trading Volume, Purchase Notice Limit, or VWAP (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Investor (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Investor at any time after the Investor learned of the circumstances giving rise to such dispute.  If the Investor and the Company are unable to promptly resolve such dispute relating to such Average Daily Trading Volume, Purchase Notice Limit or VWAP (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Investor (as the case may be) of such dispute to the Company or the Investor (as the case may be), then the Company and the Investor may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute.

(ii) The Investor and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 10.16 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the "Dispute Submission Deadline") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "Required Dispute Documentation") (it being understood and agreed that if either the Investor or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline).  Unless otherwise agreed to in writing by both the Company and the Investor or otherwise requested by such investment bank, neither the Company nor the Investor shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Investor shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Investor of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline.  The fees and expenses of such investment bank shall be borne by the losing party, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.  The terms of this Agreement, each other applicable Transaction Document, and the Required Dispute Documentation shall serve as the basis for the selected investment bank's resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents.

(c) GOOD FAITH ATTEMPT TO RESOLVE OTHER DISPUTES.  If either the Company or the Investor believes that a dispute not covered by Section 10.16(b) has arisen under these Transaction Documents, that party, prior to commencing arbitration, must provide the other side with written notice detailing the nature of the alleged dispute.  Upon receipt of such written notice, the parties are required to engage in good faith negotiations in an attempt to resolve the dispute for a period of not less than fourteen (14) days, such time as may be extended by mutual agreement of the parties.  If the Company and the Investor are unable to resolve such dispute within that fourteen (14) day period (or any period of extension as agreed by the parties), then either party may pursue resolution of the dispute pursuant to Section 10.16(d).

(d) ARBITRATION.  Any dispute, controversy, difference or claim that may arise between the Company and the Investor in connection with these Transaction Documents (including, without limitation, any claim that, for whatever reason, was not resolved by the procedures of Section 10.16(b); and all claims arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of these Transaction Documents), shall be submitted to binding arbitration to be held in New York, New York, in accordance with the rules and protocols of the New York International Arbitration Center. There shall be only one arbitrator selected in accordance with the rules and protocols of the New York International Arbitration Center.  The arbitration shall be conducted in English and may be conducted in a virtual setting. The arbitrator's decision shall be final and binding and judgment may be entered thereon.

(e) COSTS AND AWARD.  Each side must bear its own costs and legal fees during the pendency of the arbitration.  A party's failure to pay any costs or fees required to proceed in the arbitration, as they timely come due, shall result in an immediate default against that party.  The prevailing party in the arbitration shall be entitled to recoup all its reasonable attorneys' fees and costs from the nonprevailing, including, without limitation, all of its costs relating to the arbitration, excluding only the costs incurred in connection with the procedures of Section 10.16(b).  The arbitrator's final award shall include this assessment of costs and fees.  That award also shall include interest from the date of any damages incurred for breach of these Transaction Documents, and from the date of the award until paid in full assessed at the prevailing statutory rate.  The nonprevailing party must promptly pay that award in U.S. dollars, free of any tax, deduction or offset. Further, in the event a party fails to proceed with arbitration, unsuccessfully challenges the arbitrator's award, or fails to comply with the arbitrator's award, the other party is entitled to all costs of suit including all reasonable attorneys' fees and costs incurred in respect to any of these further actions.  With respect to damages, the only damages recoverable under these Transaction Documents are compensatory; both the Company and the Investor expressly disclaim the right to seek punitive or other exemplary damages.

(f) INJUNCTIVE RELIEF.  Provided a party has made a sufficient showing under applicable law, the arbitrator shall have the power and authority to invoke, and the parties agree to abide by, equitable relief or interim or provisional relief from the abitrator, including a temporary restraining order, preliminary injunction, or other interim or permanent equitable relief.  Additionally, nothing in this Section 10.16 shall preclude either party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction, or other interim or permanent equitable relief, concerning a dispute either prior to or during arbitration if necessary to protect the interests of such party or to preserve the status quo pending the arbitration proceeding.

(g) CONFIDENTIALITY.  The arbitration proceeding and subsequent award shall be confidential. The arbitrator shall issue appropriate protective orders to safeguard each party's confidential information.  Except as required by law (or if necessary to enforce the award), including without limitation securities regulations, neither party is to make any public announcement with respect to the proceedings or decision of the arbitrator without the prior written consent of the other party.  The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the parties thereto and the arbitrator, except as required in connection with the enforcement of such an award or as otherwise required by law.

Section 10.17 NOTICES.  All notices, demands, requests, consents, waivers, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid next Business Day delivery, or (c) transmitted by hand delivery, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

              The addresses for such communications shall be:

If to the Company:

Flora Growth Corp.

Address: 3230 W. Commercial Boulevard, Suite 180

 Fort Lauderdale, Florida 33309

Attention: Dany Vaiman, Chief Financial Officer

Email: dany.vaiman@floragrowth.com

with a copy (not constituting notice) to:

Dorsey & Whitney LLP

Address: 66 Wellington Street West, Suite 3400

 Toronto, Ontario M5K 1E6

Attention: Richard Raymer

Email: raymer.richard@dorsey.com

If to the Investor:

WHITE LION CAPITAL LLC
21031 Ventura Blvd., Suite 920
Encino, CA 91316
Attention:  Nathan Yee, Managing Director
E-mail:  team@whitelioncapital.com

Either party hereto may from time to time change its address or email for notices under this Section 10.17 by giving prior written notice of such changed address to the other party hereto.

Section 10.18.      DOCUMENTATION PREPARATION FEE. $20,000 will be paid to the Investor to reimburse certain legal fees incurred by the Investor in connection with transactions contemplated herein (the "Document Preparation Fee") payable as an offset to the proceeds from the Purchase Notice delivered pursuant to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

Flora Growth Corp.

By:	/s/ Daniel Reis-Faria
Name: Daniel Reis-Faria
Title: Chief Executive Officer

White Lion Capital LLC

By:	/s/ Nathan Yee
Name: Nathan Yee
Title: Managing Director

DISCLOSURE SCHEDULES TO
COMMON SHARE PURCHASE AGREEMENT

Schedule 4.1

Significant Subsidiaries

Schedule 4.5

SEC Documents

None.

Schedule 4.9

Litigation and Other Proceedings

  Maria Beatriz Fernandez Otero and Sara Cristina Jacome De Torres brought an action against the Company claiming that the Company is obligated to issue 500,000 Common Shares (pre-August 2025 share consolidation) each for a purchase price of $0.05 per share. The plaintiffs claim that they are entitled to such shares as compensation for alleged consulting services performed. No amounts are accrued in relation to this case. The Company expects to file a motion to dismiss the case as the plaintiffs have not appeared or responded to communications. The earliest this motion can be heard is on November 12, 2025 and the Company expects the case to be dismissed at that point.
  Ramon Ricardo Castellanos Saenz and Miriam Ortiz brought an action against the Company claiming that the Company is obligated to issue 1,500,000 common shares (pre-August 2025 share consolidation) each for a purchase price of $0.05 per share. The plaintiffs claim that they are entitled to such shares as compensation for alleged consulting services performed. No amounts are accrued in relation to this case. The Company expects to file a motion to dismiss the case as the plaintiffs have not appeared or responded to communications. The earliest this motion can be heard is on November 12, 2025 and the Company expects the case to be dismissed at that point.
  On June 2, 2025, Vessel Brand, Inc., and Flora Growth Corp. were served by plaintiffs in the Superior Court of California in the County of San Diego for breach of lease and written guaranty agreement in a civil case for $436,023.97 plus interest and legal fees. The Company believes the likelihood of loss is probable and the loss can be reliably estimated. Please note that the full liability in relation to this case has already been reflected in the financial statements of the Company as the Company remains a guarantor on this lease.

Schedule 4.14

Placement Agents and Other Covered Persons

None.

EXHIBIT A

FORM OF RAPID PURCHASE NOTICE

TO:  WHITE LION CAPITAL LLC;

We refer to the Common Shares Purchase Agreement, dated as of November 28, 2025, (the "Agreement"), entered into by and between Flora Growth Corp., and White Lion Capital LLC.  Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Give you notice that we require you to purchase __________ Purchase Notice Shares at the Rapid Purchase Price Option below; and

a. Rapid Purchase Price Option 1: __

b. Rapid Purchase Price Option 2: __

2) Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

Flora Growth Corp.

By:
Name:
Title:

EXHIBIT B

FORM OF REGULAR PURCHASE NOTICE

TO:  WHITE LION CAPITAL LLC;

We refer to the Common Shares Purchase Agreement, dated as of November 28, 2025, (the "Agreement"), entered into by and between Flora Growth Corp., and White Lion Capital LLC.  Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

2) 1) Give you notice that we require you to purchase __________ Purchase Notice Shares at the Regular Purchase Price; and

2) Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

Flora Growth Corp.

By:
Name:
Title:

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

[Attached.]

EXHIBIT D

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

[Attached.]